                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2


                           THE TIMES MIRROR COMPANY

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)


                                                                                    First Quarter Ended
                                                                                       March 31, 1997
                                                                                    --------------------
Fixed Charges
  Interest expense....................................................................    $10,012
  Portion of rents deemed to be interest..............................................      4,406
  Amortization of debt expense........................................................        121
                                                                                          -------
    Total Fixed Charges...............................................................    $14,539
                                                                                          =======


Earnings
  Income before income taxes..........................................................    $79,365
  Fixed charges.......................................................................     14,539
  Amortization of capitalized interest................................................        997
  Add: Equity loss from less than 50% owned unconsolidated affiliates.................      1,852
                                                                                          -------
    Total Earnings....................................................................    $96,753
                                                                                          =======
  Ratio of earnings to fixed charges..................................................        6.7x

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2

                           THE TIMES MIRROR COMPANY

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AND PREFERRED STOCK DIVIDENDS
                   (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)

                                                                                    FIRST QUARTER ENDED
                                                                                      MARCH 31, 1997
                                                                                    ---------------------
Fixed Charges
  Interest expense....................................................................    $10,012
  Portion of rents deemed to be interest..............................................      4,406
  Amortization of debt expense........................................................        121
                                                                                          -------
    Total Fixed Charges...............................................................    $14,539
Preferred Stock Dividend Requirements.................................................     19,145
                                                                                          -------
  Fixed Charges and Preferred Stock Dividends.........................................    $33,684
                                                                                          =======

Earnings
  Income before income taxes..........................................................    $79,365
  Fixed charges.......................................................................     14,539
  Amortization of capitalized interest................................................        997
  Add: Equity loss from less than 50% owned unconsolidated affiliates.................      1,852
                                                                                          -------
    Total Earnings....................................................................    $96,753
                                                                                          =======
Ratio of earnings to fixed charges and preferred stock dividends......................        2.9x